EXHIBIT 5
                         CONSENTS OF EXPERTS AND COUNSEL

                                     THE LAW OFFICE OF BRENDA LEE HAMILTON, P.A.
                                           555 South Federal Highway, Suite 400,
                                                       Boca Raton, Florida 33432
                                                             Phone: 561-416-8956
                                                               Fax: 561-416-2855

November 1, 1999

BEAUTYMERCHANT.COM INC.
Attn: Edward A. Roth, President
4614 North University Drive
Fort Lauderdale, FL    33351

RE: SEC Registration Statement on Form S-8

Dear Sir/Madam:

This firm (the "Firm") has been engaged as counsel for Beautymerchant.com Inc., a Nevada corporation (the "Company"), in connection with its proposed offering under the Securities Act of 1933, as amended (the "Act"), of three-hundred thirteen thousand (313,000) shares of its common stock which are to be issued under an Employee Services Plan and consulting service plan by the Company, by filing a Registration Statement under Form S-8 to which this opinion is a part, to be filed with the Securities and Exchange Commission (the "Commission"). In connection with rendering the opinion as set forth below, the Firm has reviewed and examined originals or copies of the following:

1. Articles of Incorporation of the Company, and any amendments, as filed with the Secretary of State of Nevada;

2. By-Laws of the Company and Written Consent or Minutes of a Meeting of the Board of Directors on or about October 29, 1999, authorizing the Employee Services Plan and the Consulting Services Plan by the Company; and

3. The Company's Registration Statement on Form S-8 and exhibits thereto as filed with the Commission.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of all persons, the authenticity of all documents submitted to the Firm as originals, the conformity with the original documents of all documents submitted to the Firm as certified or photostatic copies, and the authenticity of the originals of such copies and the truth of all information supplied us.

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We have further assumed, among other things, that the recipient of the Shares will have completed the required services, and/or provided considerations required acceptable to the Board of Directors and in compliance with Form S-8 and that any Shares to be issued will have been registered in accordance with the Act, absent the application of an exemption from registration, prior to the issuance of such Shares. We have not independently investigated or verified any matter, assumption, or representation.

Based upon the foregoing and in reliance thereof, it is our opinion that, subject to the limitations set forth herein, the Shares to be issued will be duly and validly authorized, legally issued, fully paid and non-assessable. This opinion is expressly limited in scope to the Shares enumerated herein which are to be expressly covered by the referenced Registration Statement and does not cover subsequent issuances of shares, pertaining to services to be performed in the future (such transactions are required to be included in either a new registration Statement or a Post-Effective Amendment to the Registration Statement including updated opinions).

This opinion is limited. We consent to you filing this opinion with the Commission as an exhibit to the Registration Statement on Form S-8. This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent. This opinion is based upon our assumptions as to application of the law and facts as of the date hereof. We assume no duty to communicate with you with respect to any matters, which may come to our attention hereafter.

Sincerely yours,

THE LAW OFFICE OF BRENDA LEE HAMILTON, P.A.


/s/  Brenda Lee Hamilton
--------------------------------
By: Brenda Lee Hamilton, Esquire